Exhibit 99.3
Financial Reporting Impact of the Gulf Coast Hurricanes

Forward-Looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; IndyMac's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of estimates used in determining the fair value of financial assets of IndyMac; the credit risks with respect to our loans and other financial assets; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the impact of disruptions triggered by natural disasters, including the assessment of the effects of the Gulf Coast Hurricanes and the effects of any future hurricanes; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that, in management's view, merit increased focus given current conditions.

IndyMac Has Credit Exposure In Hurricane Affected Regions On Approximately 3,100 Loans That Have A Total UPB of $304.6 MM

The Impact Of The Hurricanes Is Unlike The Impact Of Any Other Natural Disaster In Indymac's History Historically, the Company has not suffered significant losses due to hurricanes because most hurricane damage (i.e. wind and rain) is covered by borrowers' insurance (our losses have been minimal because we don't underwrite insurance) Hurricane Katrina in particular presents several unique situations: Massive flooding of urban areas: Flood insurance is only required in certain Federally designated flood zones and IndyMac has exposure in flood areas outside of designated flood zones that were not required to have and did not have flood insurance (flood damage is not covered by standard hazard insurance) Evacuation of an entire urban region: Beyond damage to property collateralizing loans made by IndyMac, the Hurricane evacuation and subsequent flooding caused significant temporary depopulation Regional economic disruption: Borrowers that have not suffered home damage may still be impacted through job losses and broad-based economic disruption

The Impact Of The Hurricanes Is Unlike Any Other Natural Disaster In Indymac's History (Continued) Significant uncertainties exist even now: The types and extent of government intervention and assistance Potential environmental issues arising from contamination Continued regional inaccessibility Regional payment forbearances by most mortgage lenders including IndyMac (making borrower intent undeterminable) Long-term economic impacts IndyMac has attempted to quantify the damage using all available information and making reasonable assumptions. Our estimate of the probable loss as of September 30, 2005 is approximately $5.2MM pre-tax or $3.1MM after-tax. We have recorded this loss in the 3rd quarter results, impacting EPS by $0.05 per share. This amount represents our best estimate based on information currently available. Our assessment may change positively or negatively as new information becomes available.

Indymac's Financial Exposure To The Hurricanes Includes The Following: Losses recorded as additions to the Allowance for Loan Losses ("ALL") Loans in the Held-for-Investment Portfolio Losses recorded as market value adjustments Loans collateralizing subordinated assets retained or purchased from loan securitizations (Retained Assets Management and Home Equity Division portfolios) Losses recorded as adjustments to Gain on Sale of Loans Loans Held-for-Sale Portfolio Loans sold under standard "early payment default" provisions and other representations and warranties

To Develop A Hurricane Loss Estimate, Indymac Followed The Following Steps: A list of all loans serviced by IndyMac falling within affected regions was compiled with the following information: Location (zip code) Current balance ($) Loan-to-Value ratio (%) Lien position (1st, 2nd) Flood insurance (yes/no) Loans were then segregated by location using FEMA maps and satellite imagery based on the subject properties' zip code Business units were contacted and claims adjustor reports and borrower contact information was obtained on affected loans as such information became available An estimate of damage was derived using location of the property, insurance status, and any property-specific information. The following analysis shows the assumptions we used in the estimate, as well as a severe stress scenario to show the potential variability within the estimate

Affected Loans Were Located In One Of Three Hurricane Wind Speed "Zones," With Flood Damage Occurring Predominantly On Loans To Homeowners In Zone 1 Some Zone 1 flooded homes had flood insurance while others did not; loans on flooded homes without flood insurance were the obvious focus of the accounting reserve Zone 2 had no flooding, and damage to non-flooded homes is assumed to be covered by standard Hazard Insurance Zone 3 had no flooding and damage to non-flooded homes is assumed to be covered by standard Hazard Insurance

The Estimate Of Loss For Affected Loans Was Determined At The Loan Level Using Property Zip, Insurance Information, LTV, And UPB Based On The Following Assumptions

Hurricane-related Losses May Be Recognized For Financial Reporting Purposes Under One Of The Following Three GAAP Accounting Models Mark-to-market: Certain assets are carried at fair value based on expected cash flows, including sub bonds, residual interests (at the point of sale). Cash flow information is weighted according to reliability and objectivity. SFAS 5 (Loss contingency accounting): Contingent losses that are both probable of occurrence and reasonably estimable in amount must be recognized. The latter is determined by evaluating the materiality of the estimate range. SFAS 114/118 (Allowance for loan losses): Loan losses that are "inherent in the portfolio" are recognized as an allowance based on specific loan information.

Applying These Assumptions To Affected Indymac Loans Results In A "Best Estimate" Pre-tax Loss Of $5.2 MM And A "Severe Stress Scenario" Pre-tax Loss Of $15.7 MM